Exhibit 10.16

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO NEXIEN BIOPHARMA, INC.

CONVERTIBLE PROMISSORY NOTE

$5,000.00	Denver, Colorado _______________November 4, 2024

FOR VALUE RECEIVED, the undersigned, Nexien BioPharma, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of Alain Bankier, an individual residing in Florida (“Payee”), on or before six (6) months from the date hereof (the “Maturity Date”), the amount of Five Thousand Dollars ($5,000.00), together with interest accruing in arrears on the unpaid principal balance from the date Payee has disbursed such funds to Maker, at the rate of twelve percent (12%) per annum. Interest shall be computed hereunder on the basis of a 365-day year for the actual number of days elapsed and compounded annually. All amounts payable hereunder are payable in lawful money of the United States of America in immediately available funds. All payments shall be applied first to interest and then to the principal indebtedness owed to Payee.

Conversion. At any time, Payee shall have the option to convert all or any part of the unpaid principal balance and accrued interest of this promissory note (the “Note”) into unregistered shares of Maker’s common stock (the “Shares”) on the terms and conditions set forth below (the “Conversion Option”).

(a) Upon conversion, the number of Shares that shall be issued by Maker shall equal the number derived by dividing: (i) the sum of the Note principal and accrued interest to be converted by $0.01 (the “Fixed Conversion Price”).

(b) To exercise the Conversion Option, Payee shall surrender this Note to the Maker, accompanied by written notice of Payee’s intention to exercise the Conversion Option (the “Notice of Conversion”). Within ten (10) business days of Maker’s receipt of the Notice of Conversion and Payee’s surrender of this Note, the Maker shall deliver an electronic or physical certificate representing the Shares to Payee, registered in the name of Payee or Payee’s designee. Interest shall cease to accrue under this Note upon Maker’s receipt of such Notice of Conversion. When delivered, the Shares shall be duly authorized, validly issued, fully paid, and nonassessable. Maker shall take all action necessary to maintain the required authority to issue the Shares to Payee in the event Payee exercises the Conversion Option.

Adjustment to Conversion Price. If Maker, at any time while the Note is outstanding, shall, other than in an Exempt Issuance transaction, issue shares of its Common Stock or rights, options or warrants with respect to its Common Stock at a price per share that is lower than the Conversion Price, then the Conversion Price shall be reduced to an amount equal to such consideration per share. Such adjustment shall be made whenever such shares, rights or warrants are issued, and shall become effective immediately after the issuance of the shares or the record date for the determination of stockholders entitled to receive such rights, options or warrants, as the case may be.

Exempt Issuance. An “Exempt Issuance” shall mean issuance of (a) shares of Common Stock or options to employees, officers or directors of Maker pursuant to any stock or option plan duly adopted for such purpose by a majority of the members of the Board of Directors of Maker or a majority of the members of a committee of directors established for such purpose by the Board of Directors of Maker; (b) securities upon the exercise or exchange of or conversion of any securities issued under Maker’s offering of convertible promissory notes and warrants of which this Note is a part and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Note, provided that such securities have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities; and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of Maker, provided that any such issuance shall not include a transaction in which Maker is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Default. If Maker shall fail to perform any of the terms, agreements, covenants, or conditions contained in this Note for a period of ten (10) days after the giving of written notice from Payee to Maker, the entire unpaid balance of this Note, including principal and accrued interest, shall, at the election of Payee, and without further notice of such election, become immediately due and payable; and the entire principal balance and accrued interest, in the event of acceleration, shall bear interest thereafter at the rate of eighteen percent (24%) per annum until paid in full. In addition, Payee shall have the right to specifically enforce its right to exercise the Option to convert this Note to Shares as set forth above. Notwithstanding anything hereinabove to the contrary, if the interest payable as provided hereinabove at any time shall exceed the maximum lawful rate of interest under the laws of the State of Colorado, the excess shall be applied to and considered as payment of principal.

Attorneys’ Fees. Maker agrees to reimburse Payee for all reasonable costs and expenses, including attorneys’ fees and court costs, incurred to enforce this Note.

Waiver. Maker, and all others now or hereafter obligated hereon, whether primarily or secondarily, hereby waive presentment, demand for payment, protest for nonpayment, notice of dishonor, diligence in collection, and all other indulgences.

Prepayment Right. Maker shall have the right to pre-pay this Note at any time, without penalty.

Colorado Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Colorado.

General Provisions. This Note may not be amended, modified, or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification, or discharge is sought.

Severability. If any provision of this Note shall be deemed invalid or unenforceable by a court of competent jurisdiction, it shall be modified by said court to the extent necessary to make it valid and enforceable, and shall be valid and enforceable to the extent so modified.

Assignment. This Note, and the rights and obligations hereunder, may be assignable by Payee, subject to compliance with applicable securities laws, but are not assignable by Maker without the prior written consent of Payee.

Successors. Whenever used herein, the words “Maker” and “Payee” shall be deemed to include their respective successors and permitted assigns.

Nexien BioPharma, Inc.
a Delaware corporation:

By:
Evan Wasoff, Chief Financial Officer